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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549



FORM 8-K/A

Amendment to Application or Report
Filed pursuant to Section 12, 13 or 15 (d) of
THE SECURITIES EXCHANGE ACT OF 1934



FEDDERS CORPORATION
(Exact name of registrant as specified in its charter)

AMENDMENT NO. 1

The undersigned registrant hereby amends Form 8-K dated May 24, 1995, filed on May 30, 1995, as set forth in the pages attached.

Item 4.  Changes in Registrant's Certifying Accountant

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

FEDDERS CORPORATION



By /s/Robert L. Laurent, Jr.
Robert L. Laurent, Jr.
Executive Vice President,
Finance & Administration




Date:  June 8, 1995
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Item 4.  Changes in Registrant's Certifying Accountant


(a)  Previous independent accountants

     (i)       On May 23, 1995, the Company dismissed Ernst and
               Young ("E&Y") as their independent accountants.

     (ii) The reports of E&Y on the Company's financial statements for the years ended August 31, 1994 and 1993 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

     (iii) The Company's Board of Directors approved the decision to change independent accountant upon the recommendation of the Company's Audit Committee.

     (iv)(v) During the last two fiscal years and the subsequent interim period through May 23, 1995, the Company has not had any disagreement with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that would require disclosure in this Current Report of Form 8-K. There have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

     (vi) The Registrant has requested that E&Y furnish a letter addressed to the Securities and Exchange
               Commission as required by Item 304(a) of Regulation S-K. A copy of such letter is attached as Exhibit 16.

(b)  New independent accountants

     The Company has engaged BDO Seidman ("BDO") as its new independent accountants as of May 23, 1995. Prior to this engagement, BDO performed audits on the Company's pension plans for the plan years ended October 31 and December 31,
     1993.   In 1995, BDO provided accounting services for the
     Company's foreign subsidiaries, Fedders de Mexico S.A. de C.V. and Fedders Asia Pte. Ltd. BDO has been assisting the Company with work related to prospective foreign investments.
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Item 7.  Exhibits

(c)  Exhibit 16.  Letter to the Securities and Exchange
     Commission from Ernst & Young dated June 8, 1995.
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SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FEDDERS CORPORATION



                                   By   /s/Robert L. Laurent, Jr.
                                        Robert L. Laurent, Jr.
                                        Executive Vice President,
                                        Finance & Administration


Date:  May 24, 1995           Signing both in his capacity as
                              Executive Vice President on behalf
                              of the Registrant and as Chief
                              Financial Officer of the Registrant



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EXHIBIT 16






June 8, 1995




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated June 8, 1995, of Fedders Corporation and are in agreement with the statements contained in the paragraphs a(i), a(ii), a(iv)(v) and a(vi) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.




Ernst & Young LLP